Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Ultimate Software Group, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
September 19, 2012
Jacksonville, Florida
Certified Public Accountants